EXHIBIT 99.2

FULL AND COMPLETE RELEASE
AND AGREEMENT ON COMPETITION,
TRADE SECRETS AND CONFIDENTIALITY

Executive Release.

I, Mary Minnick, in consideration of severance benefit payments under The Coca-Cola Company Severance Pay Plan (the “Company Severance Plan”), the payments and benefits described in the attached letter dated February 28, 2007 (the “Separation Letter”), and other good and valuable consideration, for myself and my heirs, executors, administrators and assigns, do hereby knowingly and voluntarily release and forever discharge The Coca-Cola Company and its subsidiaries, affiliates, joint ventures, joint venture partners, and benefit plans (collectively the “Company"), and their respective current and former directors, officers, administrators, trustees, employees, agents, and other representatives, from all debts, claims, actions, causes of action (including without limitation those under the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. § 201 et seq.; the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. § 1001 et seq.; the Worker Adjustment and Retraining Notification Act of 1988, 29 U.S.C. § 2101 et seq.; and those federal, state, local, and foreign laws prohibiting employment discrimination based on age, sex, race, color, national origin, religion, disability, veteran or marital status, sexual orientation, or any other protected trait or characteristic, or retaliation for engaging in any protected activity, including without limitation the Age Discrimination in Employment Act of 1967, 29 U.S.C. § 621 et seq., as amended by the Older Workers Benefit Protection Act, P.L. 101-433; the Equal Pay Act of 1963, 9 U.S.C.§ 206, et seq.; Title VII of The Civil Rights Act of 1964, as amended, 42 U.S.C. § 2000e et seq.; the Civil Rights Act of 1866, 42 U.S.C. § 1981; the Civil Rights Act of 1991, 42 U.S.C. § 1981a; the Americans with Disabilities Act, 42 U.S.C. § 12101 et seq.; the Rehabilitation Act of 1973, 29 U.S.C. § 791 et seq.; the Family and Medical Leave Act of 1993, 28 U.S.C. §§ 2601 and 2611 et seq.; and comparable state, local, and foreign causes of action, whether statutory or common law), suits, dues, sums of money, accounts, reckonings, covenants, contracts, claims for costs or attorneys' fees, controversies, agreements, promises, and all liabilities of any kind or nature whatsoever, at law, in equity, or otherwise, KNOWN OR UNKNOWN, fixed or contingent, which I ever had, now have, or may have, or which I, my heirs, executors, administrators or assigns hereafter can, shall, or may have, from the beginning of time through and including February 28, 2007 (the “Effective Date”), including without limitation those arising out of or related to my employment or separation from employment with the Company. This Full and Complete Release and Agreement on Competition, Trade Secrets and Confidentiality is sometimes herein referred to as the “Agreement.”
Notwithstanding the foregoing, it is understood and agreed that I do not hereby waive, but rather I have retained and shall continue to have all rights and entitlements to receive and the Company shall remain obligated to fully perform and pay (or cause to be performed or paid) (i) all amounts or payments owed to me as contemplated under the Separation Letter, (ii) all of my rights to seek and receive indemnification from the Company for and with respect to all acts, errors or omissions committed by me in my capacity as a shareholder, director, officer, employee, fiduciary, agent or representative of the Company all in the manner provided under the Company’s by-laws (as hereinafter contemplated) and applicable law, and (iii) all of my accrued and vested benefits (including pension or deferred compensation benefits) as determined through and including the Effective Date under the Company’s applicable and governing plans and programs including without limitation all rights received or attributable to any coverage extended me under any insurance policies maintained with or through third parties.
I fully understand and agree that:
1.  this Agreement is in exchange for severance benefits under the Company Severance Plan, the payments and benefits described in the Separation Letter, and other special compensation to which I would otherwise not be entitled;
2.  I am hereby advised to consult with an attorney before signing this Agreement;
3.  I have 21 days from my receipt of this Agreement within which to consider whether to sign it;
4.  I have seven days following my signature of this Agreement to revoke the Agreement; and
5.  this Agreement shall not become effective or enforceable until the revocation period of seven days has expired.
If I choose to revoke this Agreement, I must do so by notifying the Company in writing.

If there is any claim for loss of consortium, or any other similar claim, arising out of or related to my employment or separation of employment with the Company, I will indemnify and hold the Company harmless from any liability, including costs and expenses (as well as reasonable attorneys' fees) incurred by the Company as a result of any such claim.
    I additionally understand and agree that this Agreement is not and shall not be construed to be an admission of liability of any kind on the part of the Company or any of the other persons or entities hereby released.
Company Release.
For and in consideration of my release of the Company under the preceding provisions and my undertaking of all covenants and agreements provided under this Agreement and other good and valuable consideration, the Company (as defined herein) does hereby knowingly and voluntarily release and forever discharge me and my heirs, executors, administrators and assigns (collectively the “Executive Released Parties"), from all debts, claims, actions, causes of action, suits, dues, sums of money, accounts, reckonings, covenants, contracts, claims for costs or attorneys' fees, controversies, agreements, promises, and all liabilities of any kind or nature whatsoever, at law, in equity, or otherwise, KNOWN OR UNKNOWN, fixed or contingent, which the Company ever had, now have, or may have, or which the Company hereafter can, shall, or may have, from the beginning of time through and including the Effective Date, including without limitation those arising out of or related to my employment or my separation from employment with the Company.
Notwithstanding the foregoing, it is understood and agreed that the Company does not hereby waive, but rather the Company shall have retained and continue to have all rights and entitlements to enforce all of its rights and my obligations as against me as provided or contemplated under and in accordance with the terms of this Agreement or the Separation Letter.
It is further understood and agreed that this Agreement is not and shall not be construed to be an admission of liability of any kind on the part of any one or more of the Executive Released Parties.
Future Cooperation.
I covenant and agree that I shall, to the extent reasonably requested in writing, fully cooperate with the Company in any investigation and/or threatened or pending litigation (now or in the future) in which the Company is a party or by which the Company is directly affected, and regarding matters which I, by virtue of my employment with the Company, have knowledge or information relevant to said litigation, including, but not limited to (i) meeting with representatives of the Company to prepare for testimony and to provide truthful information regarding my knowledge, and (ii) providing, in any jurisdiction in which the Company requests, truthful testimony relevant to said litigation; provided that in all events the Company shall (a) reimburse me for actual and reasonable expenses incurred in connection with such cooperation including all travel, lodging and accommodations, (b) remain and be exclusively responsible for all costs incurred in undertaking such litigation including all attorneys’ fees, court costs, and other expenses consistent with the Company’s by-laws, and (c) notify me as promptly as possible as to its need for my assistance and cooperate with me in scheduling my participation so as to reasonably accommodate my other personal and professional obligations and commitments.
Trade Secrets and Confidential Information.
I covenant and agree that I have held and shall continue to hold in confidence all Trade Secrets of the Company that came into my knowledge during my employment by the Company and shall not disclose, publish or make use of at any time such Trade Secrets for as long as the information remains a Trade Secret. "Trade Secret" means any technical or non-technical data, formula, pattern, compilation, program, device, method, technique, drawing, process, financial data, financial plan, product plan, list of actual or potential customers or suppliers or other information similar to any of the foregoing, which (i) derives economic value, actual or potential, from not being generally known to and not being readily ascertainable by proper means by, other persons who can derive economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.
I also covenant and agree that, for the period beginning on the date I sign this Agreement and ending on February 28, 2009 (the “Nondisclosure Period”), I will hold in confidence all Confidential Information of the Company that came into my knowledge during my employment by the Company and will not disclose, publish or make use of such Confidential Information. "Confidential Information" means any data or information, other than Trade Secrets, that is valuable to the Company and not generally known to the public or to competitors of the Company but shall not include either (i) any information which is available from any public source other than by means of my disclosure of such information to such source, or (ii) any information generated by me in the course of my employment which consists of contact information related to my personal or professional affiliations consisting solely of names, addresses, phone numbers and e-mail addresses.

The restrictions stated in this Agreement are in addition to and not in lieu of protections afforded to trade secrets and confidential information under applicable state law. Nothing in this Agreement is intended to or shall be interpreted as diminishing or otherwise limiting the Company’s right under applicable state law. Notwithstanding the foregoing, nothing contained herein shall prevent me from disclosing or otherwise utilizing any information (i) in any manner required by applicable law, judicial order or other governmental mandate or investigation provided I shall advise the Company of any such intended disposition or use and reasonably cooperate with the Company in allowing the Company to seek and obtain from the recipient governmental or judicial body any protective order or assurance of confidentiality regarding such information or (ii) in fulfillment of my duties or obligations owed to the Company.
    Return of Materials.
I further covenant and agree that I have or shall promptly deliver to the Company all memoranda, notes, records, manuals or other documents, including all copies of such materials and all documentation prepared or produced in connection therewith, containing Trade Secrets or Confidential Information regarding the Company's business, whether made or compiled by me or furnished to me by virtue of my employment with the Company. I shall promptly deliver to the Company all vehicles, computers, credit cards, telephones, handheld electronic devices, office equipment, and other property furnished to me by virtue of my employment with the Company.
No Publicity.
Except as otherwise authorized or agreed to by the Chief Executive Officer of the Company (the “CEO”), during the Nondisclosure Period, I will not publish any opinion, fact, or material, deliver any lecture or address, participate in the making of any film, radio broadcast or television transmission, or communicate with any representative of the media relating to confidential matters regarding the business or affairs of the Company which I was involved with during my employment; provided, that nothing contained herein shall prevent me from undertaking any such activities otherwise prohibited hereunder with respect to presentations focusing on me and my personal experience or knowledge which may include ancillary and historical recitations of my past experiences with the Company and which do not otherwise involve disclosure of matters or materials which have not been previously or otherwise publicly released.
Non Compete and Non Solicitation.
Definitions.
For the purposes of this Section, in addition to all other terms defined under this Agreement, the following definitions apply:
(a) "Non Solicitation Period" means the period beginning on the date I sign this Agreement and ending on February 28, 2009.
(b) “Restricted Activities” means the development or oversight of marketing, innovation, operation or financial activities or strategies for Restricted Businesses.
(c) "Territory" means any location in which the Company conducts business.
(d) “Restricted Businesses” means 1) companies whose primary business is the manufacture, sale, distribution and marketing of carbonated soft drinks, coffee, tea, milk, water, juices or fruit-based beverages (“Non-alcoholic Beverages”) and 2) companies a substantial portion of whose business activities includes the manufacture, sale, distribution and marketing of Non-alcoholic Beverages, but for whom such business(es) may not be the company’s primary business (“Non-Beverage Companies”).
(e) “Competing Business Segment” means any subsidiary, division or unit of the business of a company, other than a Prohibited Company, where such subsidiary, division or unit manufactures, sells, distributes or markets Non-alcoholic Beverages.
(f) “Prohibited Companies” shall mean each of (i) PepsiCo, Inc. or its subsidiaries or affiliates including members of the Pepsi Bottling Group, (ii) Groupe Danone, (iii) Nestle S.A., (iv) Cadbury Schweppes, plc, and (v) Cott Corporation, all of which aforenamed companies engage in the Restricted Business.
(g) “Release Payment” shall mean an amount equal to the difference between (i) the total base salary paid to me under the Company Severance Plan, whether in a lump sum or in a series of payments, for any period commencing or occurring from and after March 1, 2007 (such amount being anticipated as totaling $1,261,260) less (ii) any amounts charged or withheld from those payments (including all unemployment, FICA or similar non income taxes) described under subclause (i) hereof other than local, state or federal income taxes paid and credited to me or any other deductions therefrom applied in satisfaction of obligations owed or benefits received by me.

Non Compete.
I hereby covenant with the Company that I will not, within the Territory prior to February 28, 2009, without the prior written consent of the CEO, engage in any Restricted Activities for or on behalf of (including in a consulting capacity) any one or more of the Prohibited Companies (those activities in which I am so prohibited from engaging under this sentence being herein referred to as the “Absolute Activities”). Subject to the exceptions and conditions hereinafter specified, I hereby further covenant with the Company that I will not, within the Territory prior to February 28, 2008, without the prior written consent of the CEO, engage in any Restricted Activities for or on behalf of (including in a consulting capacity) any Restricted Business other than the Prohibited Companies (those activities from which I am prohibited from engaging under this sentence being herein referred to as the “Conditional Activities”). Notwithstanding the foregoing, in all events it is agreed that I shall not be prohibited hereunder and shall remain entitled to perform either (i) services for Non-Beverage Companies (other than the Prohibited Companies) that have a Competing Business Segment, provided I do not perform services for such Competing Business Segment, and provided further that I notify the CEO of the nature of any such services being rendered to any Non-Beverage Companies in writing within a reasonable time prior to beginning performance of such services, (ii) services for any companies or other entities which do not engage in the Restricted Business within the Territory, (iii) Absolute Activities from and after March 1, 2009, or (iv) Conditional Activities from and after March 1, 2008.
Non Solicitation of Employees.
I hereby covenant and agree that I will not, within the Territory and during the Non Solicitation Period, without the prior written consent of the CEO, solicit or attempt to solicit for employment for or on behalf of any corporation, partnership, venture or other business entity any person who, on the last day of my employment with the Company or within six months prior to that date, was employed by the Company as a manager or executive and with whom I had professional interaction during the last twelve months of my employment with the Company (whether or not such person would commit a breach of contract).
Non Solicitation of Customers.
I hereby covenant and agree that I will not, within the Territory and during the Non Solicitation Period, without the prior written consent of the CEO, solicit or attempt to solicit, directly or indirectly, any business comprising or related to the manufacture, sale, distribution and marketing of Non-alcoholic Beverages for any Prohibited Company from any of the Company’s customers, including actively sought prospective customers, with whom I had professional interaction during my employment with the Company (those activities from which I am prohibited from engaging under this sentence being herein referred to as the “Absolute Solicitations”). Subject to the exceptions and conditions hereinafter specified, I hereby further covenant and agree that I will not, within the Territory, on or prior to February 28, 2008, without the prior written consent of the CEO, solicit or attempt to solicit, directly or indirectly, any business comprising or related to the manufacture, sale, distribution and marketing of Non-alcoholic Beverages for any Competing Business Segment of the Restricted Businesses from any of the Company’s customers, including actively sought prospective customers, with whom I had professional interaction during my employment with the Company (those activities from which I am prohibited from engaging under this sentence being herein referred to as the “Conditional Solicitations”). Notwithstanding the foregoing, in all events it is agreed that I shall not be prohibited hereunder and shall remain entitled to undertake either (i) solicitations for any companies or other entities which do not engage in the Restricted Business within the Territory, (ii) Absolute Solicitations from and after March 1, 2009, or (iii) Conditional Solicitations from and after March 1, 2008.

Release.
Notwithstanding the foregoing, it is agreed that in the event I shall desire to engage in any Conditional Activities and/or Conditional Solicitations otherwise prohibited hereunder prior to March 1, 2008, then prior to my commencing performance of such Conditional Activities and/or Conditional Solicitations, I shall notify the CEO of such intention seeking the Company’s consent to my undertaking of same which consent the CEO shall cause the Company to consider in good faith and within its reasonable discretion. Upon receipt of such request, the CEO shall promptly, but in all events within ten business days, notify me in writing of the Company’s granting of its consent to my undertaking of such Conditional Activities and/or Conditional Solicitations or the Company’s decision to refuse its granting of such consent. In the event the Company refuses to consent to my undertaking of any such Conditional Activities and/or Conditional Solicitations hereunder, I may, at my sole election and upon paying to the Company the Release Payment, be entitled to fully undertake any Conditional Activities and/or Conditional Solicitations without same being subject to any further restriction or prohibition hereunder, except as otherwise limited by applicable law. Upon my remittance of the Release Payment to the Company hereunder, the Company shall accept same as full, complete and exclusive liquidated damages and shall have no rights or entitlements to enforce or seek enforcement of my covenant and agreement not to engage in any Conditional Activities or Conditional Solicitations hereunder and shall not have and hereby waive, release and relinquish any and all claims, assertion or damages the Company may have by reason or in connection with my undertaking of any Conditional Activities and/or Conditional Solicitations. Notwithstanding the foregoing, it is understood and agreed that the Company does not hereby waive, but rather the Company shall have retained the right to enforce all other provisions of this Agreement, including but not limited to my agreement not to engage in any Absolute Activities or Absolute Solicitations hereunder and my obligations not to disclose Trade Secrets and Confidential Information and that my release from the prohibition against my undertaking of any Conditional Activities and Conditional Solicitations hereunder shall not relieve me from my covenant and agreement not to engage in any Absolute Activities or Absolute Solicitations hereunder or my obligations not to disclose Trade Secrets or Confidential Information pursuant to this Agreement or applicable law.
 Reasonable and Necessary Restrictions.
I acknowledge that during the course of my employment with the Company I have received or will receive and had or will have access to Confidential Information and Trade Secrets of the Company, including but not limited to confidential and secret business and marketing plans, strategies, and studies, detailed client/customer/bottler lists and information relating to the operations and business requirements of those clients/customers/bottlers and, accordingly, I am willing to enter into the covenants contained in this Agreement in order to provide the Company with what I consider to be reasonable protection for its interests.
I acknowledge that the restrictions, prohibitions and other provisions hereof, are reasonable, fair and equitable in scope, terms and duration, and are necessary to protect the legitimate business interests of the Company.
Subject to my being released from the prohibition against my undertaking of Conditional Activities and Conditional Solicitations upon my remittance of the Release Payment as contemplated hereunder, I acknowledge and agree that in the event I breach, or threaten in any way to breach, or it is inevitable that I will breach, any of the provisions of this Agreement, damages shall be an inadequate remedy and the Company shall be entitled, without bond, to injunctive or other equitable relief in addition to all other rights otherwise available to the Company at law or in equity.
Indemnification.
Nothing in this Agreement shall affect any rights I may have under Article VII of the Company’s by-laws in effect as of the date of this Agreement.

Non-Disparagement.
I agree that I will not make any statement, written or verbal, in any forum or media, or take any action in disparagement of the Company, including but not limited to negative references to the Company or its products, services, corporate policies, or current or former officers or employees, customers, suppliers, or business partners or associates. The Company agrees that neither it nor any of its executives or senior management level employees will make any statement, written or verbal, in any forum or media, or take any action in disparagement of me, including but not limited to negative references to me or my levels of competency or aptitudes.
Complete Agreement.
This Agreement together with the Separation Letter is the complete understanding between me and the Company in respect of the subject matter of this Agreement and supersedes all prior agreements relating to the same subject matter. I have not relied upon any representations, promises or agreements of any kind except those set forth herein and in the Separation Letter in signing this Agreement.
Severability.
In the event that any provision of this Agreement should be held to be invalid or unenforceable, each and all of the other provisions of this Agreement shall remain in full force and effect. If any provision of this Agreement is found to be invalid or unenforceable, such provision shall be modified as necessary to permit this Agreement to be upheld and enforced to the maximum extent permitted by law.
Governing Law.
Except to the extent preempted by Federal Law, this Agreement is to be governed and enforced under the laws of the State of Georgia (except to the extent that Georgia conflicts of law rules would call for the application of the law of another jurisdiction) and any and all disputes arising under this Agreement are to be resolved exclusively by courts sitting in Georgia. I hereby consent to the jurisdiction of such courts.
Successors and Assigns.
This Agreement inures to the benefit of the Company and its successors and assigns and to the benefit of my heirs, executors, administrators, to the extent not precluded by the Company’s benefit or compensation plans.
Amendment/Waiver.
No amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by each of the parties hereto.
Acknowledgment.
Each of the undersigned have carefully read this Agreement, fully understand each of its terms and conditions, and intend to abide by this Agreement in every respect. As such, each of the undersigned individually or through its duly authorized officers knowingly and voluntarily signs this Agreement under her or its respective hand and seal as her or its respective legally binding and enforceable obligation.

/s/ Mary Minnick
Mary Minnick

Date:  February 28, 2007

THE COCA-COLA COMPANY

By: /s/ Geoffrey J. Kelly____________
                                Title:   Vice President and General Counsel

Date:   February 28, 2007